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                                                               Exhibit 99.(b)(4)

                                                               EXECUTION VERSION

                                  MARQUEE INC.

                                       AND

                       HSBC BANK USA, NATIONAL ASSOCIATION

                                   AS TRUSTEE


                       SENIOR FLOATING RATE NOTES DUE 2010

                                    INDENTURE

                           DATED AS OF AUGUST 18, 2004


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                                TABLE OF CONTENTS

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                                                                                                           PAGE
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ARTICLE I Definitions and Incorporation by Reference..........................................................1

     Section 1.01.   Definitions..............................................................................1
     Section 1.02.   Other Definitions.......................................................................21
     Section 1.03.   Incorporation by Reference of Trust Indenture...........................................21
     Section 1.04.   Rules of Construction...................................................................22

ARTICLE II The Securities....................................................................................22

     Section 2.01.   Amount of Securities; Issuable in Series................................................22
     Section 2.02.   Form and Dating.........................................................................24
     Section 2.03.   Execution and Authentication............................................................24
     Section 2.04.   Registrar, Paying Agent and Calculation Agent...........................................25
     Section 2.05.   Paying Agent To Hold Money in Trust.....................................................25
     Section 2.06.   Securityholder Lists....................................................................25
     Section 2.07.   Replacement Securities..................................................................25
     Section 2.08.   Outstanding Securities..................................................................26
     Section 2.09.   Temporary Securities....................................................................26
     Section 2.10.   Cancellation............................................................................26
     Section 2.11.   Defaulted Interest......................................................................27
     Section 2.12.   CUSIP, Common Code or ISIN Numbers......................................................28
     Section 2.13.   Computation of Interest.................................................................28

ARTICLE III Redemption.......................................................................................29

     Section 3.01.   Notices to Trustee......................................................................29
     Section 3.02.   Selection of Securities To Be Redeemed..................................................29
     Section 3.03.   Notice of Redemption....................................................................29
     Section 3.04.   Effect of Notice of Redemption..........................................................30
     Section 3.05.   Deposit of Redemption Price.............................................................30
     Section 3.06.   Securities Redeemed in Part.............................................................30
     Section 3.07.   Special Redemption......................................................................30

ARTICLE IV Covenants.........................................................................................31

     Section 4.01.   Payment of Securities...................................................................31
     Section 4.02.   Corporate Existence.....................................................................31
     Section 4.03.   Payment of Taxes and Other Claims.......................................................32
     Section 4.04.   Maintenance of Properties...............................................................32
     Section 4.05.   Limitation on Consolidated Indebtedness.................................................32
     Section 4.06.   Limitation on Restricted Payments.......................................................32
     Section 4.07.   Limitation on Transactions with Affiliates..............................................35
     Section 4.08.   Future Guarantors.......................................................................36
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
     Section 4.09.   Limitation on Liens.....................................................................36
     Section 4.10.   Change of Control.......................................................................36
     Section 4.11.   Provision of Financial Information......................................................37
     Section 4.12.   Statement as to Compliance..............................................................37
     Section 4.13.   Waiver of Certain Covenants.............................................................37
     Section 4.14.   Activities of the Company...............................................................38
     Section 4.15.   Further Instruments and Acts............................................................38
     Section 4.16.   Limitation on Ability of Company to Release Funds from Escrow...........................38
     Section 4.17.   Payment for Consent.....................................................................38
     Section 4.18.   Designation as "Designated Senior Debt".................................................38

ARTICLE V Successor Company..................................................................................38

     Section 5.01.   Consolidation...........................................................................38
     Section 5.02.   Successor Substituted...................................................................39

ARTICLE VI Defaults and Remedies.............................................................................40

     Section 6.01.   Events of Default.......................................................................40
     Section 6.02.   Acceleration; Rescission and Annulment..................................................42
     Section 6.03.   Other Remedies..........................................................................43
     Section 6.04.   Waiver of Past Defaults.................................................................43
     Section 6.05.   Control by Majority.....................................................................43
     Section 6.06.   Limitation on Suits.....................................................................43
     Section 6.07.   Rights of Holders to Receive Payment....................................................44
     Section 6.08.   Collection Suit by Trustee..............................................................44
     Section 6.09.   Trustee May File Proofs of Claim........................................................44
     Section 6.10.   Priorities..............................................................................44
     Section 6.11.   Undertaking for Costs...................................................................45
     Section 6.12.   Waiver of Stay or Extension Laws........................................................45

ARTICLE VII Trustee..........................................................................................45

     Section 7.01.   Duties of Trustee.......................................................................45
     Section 7.02.   Rights of Trustee.......................................................................46
     Section 7.03.   Individual Rights of Trustee............................................................47
     Section 7.04.   Trustee's Disclaimer....................................................................47
     Section 7.05.   Notice of Defaults......................................................................47
     Section 7.06.   Reports by Trustee to Holders...........................................................48
     Section 7.07.   Compensation and Indemnity..............................................................48
     Section 7.08.   Replacement of Trustee..................................................................49
     Section 7.09.   Successor Trustee by Merger.............................................................49
     Section 7.10.   Eligibility; Disqualification...........................................................50
     Section 7.11.   Preferential Collection of Claims Against Company.......................................50

ARTICLE VIII Discharge of Indenture; Defeasance..............................................................50

     Section 8.01.   Discharge of Liability on Securities; Defeasance........................................50
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
     Section 8.02.   Conditions to Defeasance................................................................52
     Section 8.03.   Application of Trust Money..............................................................53
     Section 8.04.   Repayment to Company....................................................................53
     Section 8.05.   Indemnity for Government Obligations....................................................53
     Section 8.06.   Reinstatement...........................................................................53

ARTICLE IX Amendments........................................................................................54

     Section 9.01.   Without Consent of Holders..............................................................54
     Section 9.02.   With Consent of Holders.................................................................54
     Section 9.03.   Compliance with Trust Indenture Act.....................................................55
     Section 9.04.   Revocation and Effect of Consents and Waivers...........................................55
     Section 9.05.   Notation on or Exchange of Securities...................................................56
     Section 9.06.   Trustee To Sign Amendments..............................................................56

ARTICLE X Guarantee..........................................................................................56

     Section 10.01.  Subsidiary Guarantee....................................................................56
     Section 10.02.  Execution and Delivery of Subsidiary Guarantee for Future Guarantors....................58
     Section 10.03.  Limitation on Liability; Termination, Release and Discharge.............................58
     Section 10.04.  Right of Contribution...................................................................60
     Section 10.05.  No Subrogation..........................................................................60

ARTICLE XI Miscellaneous.....................................................................................60

     Section 11.01.  Trust Indenture Act Controls............................................................60
     Section 11.02.  Notices.................................................................................60
     Section 11.03.  Communication by Holders with Other Holders.............................................61
     Section 11.04.  Certificate and Opinion as to Conditions................................................61
     Section 11.05.  Statements Required in Certificate or Opinions..........................................61
     Section 11.06.  When Securities Disregarded.............................................................62
     Section 11.07.  Rules by Trustee, Paying Agent and Registrar............................................62
     Section 11.08.  Legal Holidays..........................................................................62
     Section 11.09.  Governing Law...........................................................................63
     Section 11.10.  No Recourse Against Others..............................................................63
     Section 11.11.  Successors..............................................................................63
     Section 11.12.  Separability Clause.....................................................................63
     Section 11.13.  Reliance on Financial Data..............................................................63
     Section 11.14.  Multiple Originals......................................................................63
     Section 11.15.  Table of Contents; Headings.............................................................63

Annex 4.07                 Agreements Regarding Related Party Transactions
Exhibit A                  Provisions Relating To Initial Securities And
                           Exchange Securities
Appendix I to Exhibit A    Form Of Initial Security
Exhibit B                  Form Of Certificate To Be Delivered In Connection
                           With Transfers To IAI

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Exhibit C                  Form Of Certificate To Be Delivered In Connection
                           With Transfers Pursuant To Regulation S
Exhibit D                  Form Of Indenture Supplement To Add Guarantors
Exhibit E                  Form Of Subsidiary Guarantee

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          INDENTURE dated as of August 18, 2004, between MARQUEE INC., a
Delaware corporation (the "COMPANY") owned by Apollo Management L.P. and J.P. Morgan Partners LLC and formed for the purpose of merging with and into AMC Entertainment Inc., and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as Trustee (the "TRUSTEE").

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (i) the Company's Senior Floating Rate Notes due 2010, issued on the date hereof and, if applicable, any guarantees thereof by certain of the Company's subsidiaries (the "INITIAL SECURITIES"), (ii) if and when issued, an unlimited principal amount of additional Senior Floating Rate Notes due 2010 that may be offered from time to time in one or more series subsequent to the Issue Date as provided for in this Indenture and, if applicable, any guarantees thereof by certain of the Company's subsidiaries (the "ADDITIONAL SECURITIES") and (iii) if and when issued, the Company's Senior Floating Rate Notes due 2010 and, if applicable, any guarantees thereof by certain of the Company's subsidiaries, that may be issued from time to time in exchange for Initial Securities or for Additional Securities each in offers registered under the Securities Act as provided in Registration Rights Agreements (as hereinafter defined) (the "EXCHANGE SECURITIES") or if and when issued pursuant to a private exchange of Initial Securities or Additional Securities (the "PRIVATE EXCHANGE SECURITIES", and together with the Exchange Securities, the Initial Securities and Additional Securities, the "SECURITIES"):

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.   DEFINITIONS.

          "2011 NOTES" means the 9 1/2% Senior Subordinated Notes due 2011 issued by AMC Entertainment Inc.

          "ACQUIRED INDEBTEDNESS" of any particular Person means Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such particular Person or assumed by such particular Person in connection with the acquisition of assets from any other Person, and not incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into such particular Person or becoming a Subsidiary of such particular Person or such acquisition.

          "ADDITIONAL INTEREST" means the additional interest, if any, to be paid on the Initial Securities or any Additional Securities pursuant to any Registration Rights Agreement as described in Exhibit A.

          "AFFILIATE" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or (ii) any other Person that owns, directly or indirectly, ten percent or more of such Person's Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by

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blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "APOLLO" means Apollo Management L.P., a Delaware limited partnership.

          "APOLLO GROUP" means: (i) Apollo; (ii) the Apollo Holders; and (iii) any Affiliate of Apollo (including the Apollo Holders).

          "APOLLO HOLDERS" means (i) Apollo Investment Fund V, L.P. ("AIF V"), Apollo Overseas Partners V, L.P., ("AOP V"), Apollo Netherlands Partners V (A), L.P. ("Apollo Netherlands A"), Apollo Netherlands Partners V (B), L.P. ("Apollo Netherlands B") and Apollo German Partners V GmbH & Co KG ("Apollo German Partners") and any other partnership or entity affiliated with and managed by Apollo or its Affiliates to which AIF V, AOP V, Apollo Netherlands A, Apollo Netherlands B, or Apollo German Partners assigns any of their respective interests in the Company.

          "BANKRUPTCY LAWS" means the bankruptcy laws of the United States and the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under the Indenture.

          "BOARD RESOLUTION" means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means any day other than a Saturday or Sunday or other day on which banks in New York, New York, or the city in which the Corporate Trust Office is located are authorized or required to be closed or, if no Security is outstanding, the city in which the principal corporate trust office of the Trustee is located.

          "CALCULATION AGENT" means the Person specified in Section 2.04 as the Calculation Agent, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Calculation Agent" shall mean or include such successor.

          "CAPITAL LEASE OBLIGATION" of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease or financing lease of a real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation (together with Indebtedness in the form of operating leases entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect).

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          "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, including preferred stock, any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock, whether now outstanding or issued after the date of this Indenture.

          "CASH EQUIVALENTS" means: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any United States domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having one of the two highest rating categories obtainable from Moody's or S&P in each case maturing within six months after the date of acquisition; (vi) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from Moody's or S&P; and (vii) investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (i) through (vi) of this definition.

          "CHANGE OF CONTROL" means the occurrence of, after the date of this Indenture, any of the following events: (a) any "person" or "group" as such terms are used in Sections 13(d) and 14(d) of the Exchange Act other than one or more Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, by way of merger, consolidation or other business combination or purchase of 50% or more of the total voting power of the Voting Stock of Holdings or the Company (for purposes of calculating the total voting power of the Voting Stock held by a group solely in the context of a merger, consolidation or other business combination with a Person engaged in a line of business similar to that of the Company on the Issue Date, the voting power beneficially owned by the Permitted Holders or by Permitted Co-Investors, to the extent such voting power of the Voting Stock was acquired by such Permitted Co-Investors on or before January 31, 2005 in transactions that satisfy the definition of Permitted Co-Investor, shall be excluded in an amount equal to the lesser of the total voting power of the Voting Stock beneficially owned by such Permitted Co-Investors on (x) January 31, 2005 or (y) the date of such merger, consolidation or other business combination); (b) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company; (c) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of Holdings or the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or (d) a change of control under the indentures relating to the Existing Notes (other than a change of control under the indenture relating to the 2011 Notes resulting from the Transactions).

          "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable

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provisions of this Indenture, and thereafter "Company" shall mean such successor
Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

          "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period increased (to the extent deducted in determining Consolidated Net Income (Loss)) by the sum of: (i) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses); (ii) Consolidated Interest Expense of such Person and its Subsidiaries for such period; (iii) depreciation expense of such Person and its Subsidiaries for such period; (iv) amortization expense of such Person and its Subsidiaries for such period including amortization of capitalized debt issuance costs; and (v) any other non-cash charges of such Person and its Subsidiaries for such period (including non-cash expenses recognized in accordance with Financial Accounting Standard Number 106), all determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that for corporate overhead expenses payable by Holdings described in clause v(b) of the second paragraph of Section 4.06, the funds of which are provided by the Company and/or its Subsidiaries shall be deducted in calculating the Consolidated EBITDA of the Company. For purposes of this definition, all transactions involving the acquisition of any Person or motion picture theatre by another Person shall be accounted for on a "pooling of interests" basis and not as a purchase; PROVIDED, FURTHER, that, solely with respect to calculations of the Consolidated EBITDA Ratio and the Senior Leverage
Ratio: (i) Consolidated EBITDA shall include the effects of incremental contributions the Company reasonably believes in good faith could have been achieved during the relevant period as a result of a Theatre Completion had such Theatre Completion occurred as of the beginning of the relevant period; provided, however, that such incremental contributions were identified and quantified in good faith in an Officers' Certificate delivered to the Trustee at the time of any calculation of the Consolidated EBITDA Ratio; (ii) Consolidated EBITDA shall be calculated on a pro forma basis after giving effect to any motion picture theatre or screen that was permanently or indefinitely closed for business at any time on or subsequent to the first day of such period as if such theatre or screen was closed for the entire period; and (iii) all preopening expense and theatre closure expense which reduced (or increased) Consolidated Net Income (or Loss) during any applicable period shall be added to Consolidated EBITDA. Notwithstanding the foregoing, for the purpose of calculating Consolidated EBITDA as used in the definition of Senior Leverage Ratio and clause (1) of the definition of Permitted Liens, Consolidated Net Income shall be increased, to the extent deducted therefrom and in the appropriate period, by the expenses and charges relating to the Transactions and associated financings.

          "CONSOLIDATED EBITDA RATIO" of any Person means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period (other than any non-cash Consolidated Interest Expense attributable to any amortization or write-off of deferred financing costs); provided that, in making such computation, (A) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) with respect to any Indebtedness which

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bears, at the option of such Person, a fixed or floating rate of interest, such
Person shall apply, at its option, either the fixed or floating rate.

          "CONSOLIDATED INTEREST EXPENSE" of any Person means, without duplication, for any period, as applied to any Person, (A) the sum of (a) the aggregate of the interest expense on Indebtedness of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, including, without limitation: (i) amortization of debt discount; (ii) the net cost under Interest Rate Protection Agreements (including amortization of discounts); (iii) the interest portion of any deferred payment obligation; and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Subsidiaries during such period, minus (B) the cash interest income (exclusive of deferred financing fees) of such Person and its consolidated subsidiaries during such period, in each case as determined in accordance with GAAP consistently applied.

          "CONSOLIDATED NET INCOME (LOSS)" of any Person means, for any period, the consolidated net income (loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding all extraordinary gains or losses (net of reasonable fees and expenses relating to the transaction giving rise thereto) of such Person and its Subsidiaries.

          "CONSTRUCTION INDEBTEDNESS" means Indebtedness incurred by the Company or its Subsidiaries in connection with the construction of motion picture theatres or screens.

          "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 452 Fifth Avenue, New York, New York 10018, Attn: Corporate Trust.

          "CREDIT FACILITY" means that certain Amended and Restated Credit Agreement dated as of April 10, 1997, as amended, among AMC Entertainment Inc., The Bank of Nova Scotia as administrative agent, Bank of America National Trust and Savings Association as document agent, and the various other financial institutions parties thereto, as the same may be amended from time to time, together with any extensions, revisions, increases, refinancings or replacements thereof by a lender or syndicate of lenders.

          "CURRENCY HEDGING OBLIGATIONS" means the obligations of any Person pursuant to an arrangement designed to protect such Person against fluctuations in currency exchange rates.

          "DEBT RATING" means the rating assigned to the Securities by Moody's or S&P, as the case may be.

          "DEFAULT" means any event which is, or after notice or the passage of time or both, would be, an Event of Default.

          "DETERMINATION DATE" with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.

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          "DTC" means The Depository Trust Company, a New York corporation, and its successors.

          "EQUITY OFFERING" means a public or private sale for cash by the Company or Holdings, as the case may be, of its common stock or preferred stock (other than Redeemable Capital Stock), or options, warrants or rights with respect to its common stock, or preferred stock (other than Redeemable Capital Stock), other than public offerings with respect to the Company's or Holdings' common stock or preferred stock (other than Redeemable Capital Stock), or options, warrants or rights, registered on Form S-4 or S-8.

          "ESCROW AGREEMENTS" means, collectively the Floating Rate Notes Escrow Agreement and the Pledge and Escrow Agreement dated as of August 18, 2004, among the Company, the Trustee and the Escrow Agent relating to the 8?% Senior Notes due 2012 issued by the Company on the Issue Date.

          "ESCROW AGENT" means J.P. Morgan Trust Company, National Association, as escrow agent and securities intermediary under the Escrow Agreements.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXISTING NOTES" shall mean the 2011 Notes, the 9?% Senior Subordinated Notes due 2012 and the 8% Senior Subordinated Notes due 2014 issued by AMC Entertainment Inc.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          "FLOATING RATE NOTES ESCROW AGREEMENT" means the Pledge and Escrow Agreement dated as of August 18, 2004, among the Company, the Trustee and the Escrow Agent.

          "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in the United States, consistently applied.

          "GOVERNMENT SECURITIES" means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "GUARANTEE" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(ii) entered into for purposes of assuring in any

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other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "GUARANTEED INDEBTEDNESS" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise.

          "GUARANTOR" shall mean each Subsidiary of the Company that provides a Subsidiary Guarantee on the Issue Date and any other Subsidiary of the Company that provides a Subsidiary Guarantee in accordance with the Indenture; provided that upon the release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Subsidiary shall cease to be a Guarantor.

          "GUARANTOR SUBORDINATED OBLIGATION" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

          "HEDGING OBLIGATION" of any Person means any Currency Hedging Obligation entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations and any obligations of such Person pursuant to any Permitted Interest Rate Protection Agreement.

          "HOLDINGS" shall mean Marquee Holdings Inc.

          "HOLDER" means the Person in whose name a Security is registered on the Security register described in Section 2.04 as the registered holder of any Security.

          "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation (including, without limitation, preferred stock, temporary equity, mezzanine equity or similar classification) of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that any Indebtedness or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.05, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at stated maturity.

          "INDEBTEDNESS" means, with respect to any Person, without duplication:
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities Incurred in the ordinary course of business, but including, without limitation, all obligations of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding;
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iv) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or a Subsidiary of such Person of the Capital Stock or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or a Subsidiary of such Person was a party; (v) all indebtedness referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; (vi) all Guaranteed Indebtedness of such Person; (vii) all obligations under Interest Rate Protection Agreements of such Person; (viii) all Currency Hedging Obligations of such Person; (ix) all Capital Lease Obligations of such Person; and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (ix) above.

          "INDENTURE" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "INTEREST PERIOD" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date with respect to the Initial Securities and end on and include November 14, 2004.

          "INTEREST RATE PROTECTION AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

          "ISSUE DATE" means August 18, 2004.

          "J.P. MORGAN PARTNERS GROUP" means (1) J.P. Morgan Partners, LLC and
(ii) any Affiliates of J.P. Morgan Partners, LLC.

          "LETTER OF CREDIT" means that certain Clean Irrevocable Letter of Credit, dated as of August 18, 2004, between The Bank of Nova Scotia, New York Agency, and the Trustee.

          "LIBOR" with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent (after consultation with the Company), to provide such bank's rate (expressed as a percentage per annum), as of approximately 10:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

          "LIEN" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to Indebtedness of such Person. The right of a distributor to the return of its film held by a Person under a film licensing agreement is not a Lien as used herein. Reservation of title under an operating lease by the lessor and the interest of the lessee therein are not Liens as used herein.

          "LONDON BANKING DAY" is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

          "MATURITY" means, with respect to any Security, the date on which the principal of such Security becomes due and payable as provided in such Security or this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "MERGER" means the merger of the Company with and into AMC Entertainment Inc. pursuant to the Merger Agreement.

          "MERGER AGREEMENT" means the Agreement and Plan of Merger by and among Holdings, the Company and AMC Entertainment Inc. dated as of July 22, 2004.

          "MOODY'S" means Moody's Investor Service, Inc. or any successor to the rating agency business thereof.

          "NET CASH PROCEEDS," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

          "NON-RECOURSE INDEBTEDNESS" means Indebtedness as to which: (i) none of the Company or any of its Subsidiaries (a) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or
(b) is directly or indirectly liable; and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Non-Recourse Indebtedness) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "OBLIGATIONS" means any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

          "OFFERING MEMORANDUM" means the Offering Memorandum dated August 6, 2004 relating to the Initial Securities.

          "OFFICER" means the Chairman of the Board, any Co-Chairman of the Board, President, the Chief Executive Officer, any Executive Vice President, any Senior Vice President and the Chief Financial Officer of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers. Each such certificate shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable.

          "OPINION OF COUNSEL" means a written opinion of counsel to the Company or any other Person reasonably satisfactory to the Trustee.

          "PAYMENT DEFAULT" means any default in payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of principal of, premium, if any, or interest in respect of any Senior Indebtedness beyond any applicable grace periods.

          "PERMITTED CO-INVESTOR" means any one or more institutional investors and their respective Affiliates to which any Permitted Holder transfers in the aggregate up to, but no more than, 35% of (a) its equity commitments to the Transactions or (b) its equity securities of Holdings or the Company, in each case on or before January 31, 2005 (all transfers to any Affiliates of such institutional investor shall be included in such percentage calculation).

          "PERMITTED HOLDER" means: (i) any member of the Apollo Group; (ii) any member of the J.P. Morgan Partners Group; and (iii) any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of the Company or Holdings or any Subsidiary or any Person holding securities of the Company or Holdings for or pursuant to the terms of any such employee benefit plan; provided that if any lender or other Person shall foreclose on or otherwise realize upon or exercise any remedy with respect to any security interest in or Lien on any securities of the Company or Holdings held by any Person listed in this clause (iii), then such securities shall no longer be deemed to be held by a Permitted Holder.

          "PERMITTED INDEBTEDNESS" means the following:

          (i) Indebtedness of the Company in respect of the Initial Securities or the Guarantors in respect of the Subsidiary Guarantees, in each case issued on the Issue Date, or upon an exchange of such Initial Securities for Exchange Securities or Private Exchange Securities, or upon an exchange of such Subsidiary Guarantees for exchange Subsidiary Guarantees issued in any registered exchange offer and the Guarantees by the Guarantors of the Existing Notes;

          (ii) Indebtedness of the Company under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $175.0 million and the related Guarantees by the Guarantors;

          (iii) Indebtedness of the Company or any of its Subsidiaries outstanding on the Issue Date;

          (iv) Indebtedness of the Company or any of its Subsidiaries consisting of Permitted Interest Rate Protection Agreements;

          (v) Indebtedness of the Company or any of its Subsidiaries to any one or the other of them;

          (vi) Indebtedness incurred to renew, extend, refinance or refund (each, a "refinancing") the Existing Notes or any Indebtedness outstanding on the Issue Date, including the Initial Securities, in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing;

          (vii) Indebtedness of any Subsidiary incurred in connection with the Guarantee of any Indebtedness of the Company or Guarantors as permitted by this Indenture;

     provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

          (viii) Indebtedness relating to Currency Hedging Obligations entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations;

          (ix) Capital Lease Obligations of the Company or any of its Subsidiaries;

          (x) Indebtedness of the Company or any of its Subsidiaries in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations;

          (xi) Indebtedness represented by property, liability and workers' compensation insurance (which may be in the form of letters of credit);

          (xii) Acquired Indebtedness; PROVIDED that such Indebtedness, if incurred by the Company, would be in compliance with Section 4.05;

          (xiii) Indebtedness of the Company or any of its Subsidiaries to an Unrestricted Subsidiary for money borrowed; provided that (a) such Indebtedness is subordinated in right of payment to the Securities and (b) the Weighted Average Life of such Indebtedness is greater than the Weighted Average Life of the Securities; and

          (xiv) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (xiii) above which, together with any other Indebtedness pursuant to this clause (xiv), has an aggregate principal amount that does not exceed $350.0 million at any one time outstanding.

          "PERMITTED INTEREST RATE PROTECTION AGREEMENTS" means, with respect to any Person, Interest Rate Protection Agreements entered into the ordinary course of business by such Person that are designed to protect such Person against fluctuations in interest rates with respect to Permitted Indebtedness and Permitted Senior Indebtedness and that have a notional amount no greater than the payment due with respect to Permitted Indebtedness and Permitted Senior Indebtedness hedged thereby.

          "PERMITTED LIENS" means, with respect to any Person:

          (i) Liens on the property and assets of the Company and the Guarantors securing Indebtedness and Guarantees permitted to be Incurred under this Indenture (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount not to exceed the product of (x) 200% and (y) Consolidated EBITDA for the four full fiscal quarters immediately preceding the Incurrence of such Lien;

          (ii) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (iii) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens and other similar Liens, on the property of the Company or any Subsidiary, in each case arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due, or are being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iv) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (v) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

          (vi) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (vii) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

          (viii) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (ix) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (x) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business PROVIDED that:

                  (a) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired or constructed and such Indebtedness does not exceed $85.0 million in the aggregate at any one time outstanding and does not exceed the cost of assets or property so acquired or constructed (PROVIDED, HOWEVER, that financing lease obligations reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect shall not be subject to this clause (x)(a)); and

                  (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

          (xi) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

          (xii) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

          (xiii) Liens existing on the Issue Date (excluding Liens relating to obligations under the Credit Facility) and Liens of the kind referred to in clause (x) above;

          (xiv) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; PROVIDED FURTHER, HOWEVER, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;

          (xv) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that such Liens may not extend to any other property owned by the Company or any Subsidiary;

          (xvi) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or another Subsidiary;

          (xvii)  Liens securing the Securities and the Subsidiary Guarantees;

          (xviii) Liens securing Indebtedness Incurred to refinance Indebtedness that was previously so secured (other than Liens Incurred pursuant to clauses (i), (xxi) or (xxii)), PROVIDED that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

          (xix) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

          (xx) Liens relating to the Escrow Agreements in effect on the Issue Date and future escrow arrangements securing Indebtedness Incurred in accordance with the Indenture;

          (xxi) Liens securing Construction Indebtedness not to exceed $100.0 million; and

          (xxii) Liens securing letters of credit in an amount not to exceed $25.0 million in the aggregate at any one time.

          "PERMITTED SENIOR INDEBTEDNESS" shall mean the following:

          (i) Senior Indebtedness of the Company under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $175.0 million and any related Guarantees by the Guarantors;

          (ii) Indebtedness of the Company or any of its Subsidiaries consisting of Permitted Interest Rate Protection Agreements;

          (iii) Indebtedness incurred to renew, extend, refinance or refund (each, a "refinancing") any Senior Indebtedness outstanding on the Issue Date, including the Securities, in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing;

          (iv) Indebtedness of any Subsidiary incurred in connection with the Guarantee of any Indebtedness of the Company or Guarantors in accordance with the provisions of the Indenture;

          (v) Indebtedness relating to Currency Hedging Obligations entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations;

          (vi) Capital Lease Obligations of the Company or any of its Subsidiaries;

          (vii) Indebtedness of the Company or any of its Subsidiaries in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations;

          (viii) Indebtedness represented by property, liability and workers' compensation insurance (which may be in the form of letters of credit);

          (ix) Construction Indebtedness in an aggregate principal amount that does not exceed $100.0 million at any time outstanding; and

          (x) Letters of credit in an amount not to exceed $25.0 million in the aggregate at any one time.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "PREFERRED STOCK" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "REDEEMABLE CAPITAL STOCK" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the Securities or is mandatorily redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (except for any such Capital Stock that would be required to be redeemed or is redeemable, at the option of the holder thereof if the issuer thereof may redeem such Capital Stock for consideration consisting solely of Capital Stock that is not Redeemable Capital Stock) or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the thereof.

          "REFINANCING INDEBTEDNESS" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Subordinated Obligation or Guarantor Subordinated Obligation (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary and Indebtedness of any Subsidiary that refinances Indebtedness of another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

          (i) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

          (ii) the Refinancing Indebtedness has a Weighted Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life of the Indebtedness being refinanced;

          (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate accreted value) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

          (iv) such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantee of a Guarantor, as the case may be, on terms at least as favorable to the holders of the Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "REPRESENTATIVE AMOUNT" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

          "RESTRICTED PAYMENTS COMPUTATION PERIOD" means the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after January 27, 1999 to the last day of the Company's fiscal quarter preceding the date of the applicable proposed Restricted Payment.

          "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITYHOLDER" means the Person in whose name a Security is registered on the Security register described in Section 2.04 as the registered holder of any Security.

          "SENIOR INDEBTEDNESS" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, all amounts payable by the Company and its Subsidiaries under or in respect of Indebtedness of the Company and its Subsidiaries, including the Securities and premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any of its Subsidiaries at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; PROVIDED, HOWEVER, that Senior Indebtedness will not include:

          (i) any obligation of the Company to any Subsidiary or any obligation of a Subsidiary to the Company or another Subsidiary;

          (ii) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company or any of its Subsidiaries;

          (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (iv) any Indebtedness, Guarantee or obligation of the Company or any of its Subsidiaries that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company or any of its Subsidiaries, as the case may be, including, without limitation, any Subordinated Obligations or Guarantor Subordinated Obligations;

          (v)     any Capital Stock; or

          (vi)    the Existing Notes.

          "SENIOR LEVERAGE RATIO," as of any date of determination, means the ratio of:

          (i) the sum of the aggregate outstanding Senior Indebtedness of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to

          (ii) Consolidated EBITDA of the Company and its Subsidiaries for the four full fiscal quarters immediately preceding the date of such determination; PROVIDED, HOWEVER, that:

          (iii)   if the Company or any Subsidiary:

                  (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Leverage Ratio is an Incurrence of Indebtedness, Indebtedness at the end of such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be:

                        (1) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

                        (2) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

                        and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

                  (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "STATED MATURITY," when used with respect to any Security or any installment of interest thereof, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "SUBORDINATED OBLIGATION" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

          "SUBSIDIARY" of any person means: (i) any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person; and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has more than a 50% equity interest, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company. Notwithstanding the foregoing, for purposes hereof, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company other than for purposes of the definition of "Unrestricted Subsidiary" unless the Company shall have designated in writing to the Trustee an Unrestricted Subsidiary as a Subsidiary. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

          "SUBSIDIARY GUARANTEE" shall mean, individually, any Guarantee of payment of the Securities, and Exchange Securities pursuant to this Indenture by a Guarantor and any supplemental indenture applicable thereto (including pursuant to Exhibit D), and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be substantially in the form prescribed in this Indenture.

          "TELERATE PAGE 3750" means the display as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

          "THEATRE COMPLETION" means any motion picture theatre or screen which was first opened for business by the Company or a Subsidiary of the Company during any applicable period.

          "TOTAL TANGIBLE ASSETS" shall mean the total consolidated assets of the Company and its Subsidiaries, as shown on the most recent balance sheet of the Company, less goodwill, patents, trademarks and other intangible assets as determined in accordance with GAAP.

          "TRANSACTIONS" means the transactions set forth in the Merger Agreement and the transactions related thereto.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.77aaa-77bbbb) as in effect on the Issue Date; provided, however, that, in the event the TIA is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

          "TRUST OFFICER" means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "U.S. DOLLARS", "UNITED STATES DOLLARS"; "US$" and the symbol "$" each mean currency of the United States of America.

          "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

          "UNRESTRICTED SUBSIDIARY" means a Subsidiary of the Company designated in writing to the Trustee: (i) whose properties and assets, to the extent they secure Indebtedness, secure only Non-Recourse Indebtedness; (ii) that has no Indebtedness other than Non-Recourse Indebtedness; and (iii) that has no Subsidiaries.

          "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "WEIGHTED AVERAGE LIFE" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from such date to the dates of each successive scheduled principal payment (including any sinking fund payment requirements) of such debt security multiplied by the amount of such principal payment, by (ii) the sum of all such principal payments.

          "WHOLLY-OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, all of the Capital Stock (other than Directors' qualifying shares) or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

          SECTION 1.02.   OTHER DEFINITIONS.

TERM                                                                                 DEFINED IN SECTION
"Bankruptcy Order".................................................................. 6.01
"Change of Control Offer"........................................................... 4.10
"Change of Control Payment Date".................................................... 4.10
"Change of Control Purchase Price".................................................. 4.10
"covenant defeasance option"........................................................ 8.01
"Custodian"......................................................................... 6.01
"Daily Interest Amount" ............................................................ 2.13
"Event of Default".................................................................. 6.01
"Exchange Security"................................................................. Exhibit A
"Global Security"................................................................... Exhibit A
"Initial Securities"................................................................ 2.01
"legal defeasance option"........................................................... 8.01
"Legal Holiday"..................................................................... 11.08
"OID"............................................................................... 2.01
"Paying Agent"...................................................................... 2.04
"Private Exchange Security"......................................................... Exhibit A
"Registered Exchange Offer"......................................................... Exhibit A
"Registrar"......................................................................... 2.04
"Registration Rights Agreement"..................................................... Exhibit A
"Restricted Payments"............................................................... 4.06
"Shelf Registration Statement"...................................................... Exhibit A
"Special Interest Payment Date"..................................................... 2.11
"Special Mandatory Redemption Event"................................................ 3.07
"Special Record Date" .............................................................. 2.11
"Special Redemption Date"........................................................... 3.07
"Subordinated Obligations".......................................................... 10.01
"Surviving Entity".................................................................. 5.01

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE. Prior to the effectiveness of the registration statement to the Registered Exchange Offer or the Shelf Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA. After the effectiveness of either the registration statement relating to the Registered

Exchange Offer or the Shelf Registration statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "Indenture securities" means the Securities.

          "indenture Security Holder" means a Securityholder.

          "indenture to be Qualified" means this Indenture.

          "Indenture Trustee" or "institutional Trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1)     a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)     "or" is not exclusive;

          (4)     "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                   ARTICLE II

                                 THE SECURITIES

          SECTION 2.01. AMOUNT OF SECURITIES; ISSUABLE IN SERIES. As provided for in Exhibit A hereto, the aggregate principal amount of the Securities which may be authenticated and delivered under this Indenture is unlimited. All Securities shall be substantially identical in all respects other than issue prices, issuance dates and denominations. The Securities may be issued in one or more series; PROVIDED, HOWEVER, that any Securities issued with original issue discount ("OID") for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID.

          Subject to Section 2.03, the Trustee shall authenticate Initial Securities for original issue on the Issue Date in the aggregate principal amount of $205,000,000. With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Initial Securities pursuant to
Section 2.07, 2.09 or 3.06 or Exhibit A), there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

          (1) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

          (2) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture (which shall be calculated without reference to any Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07, 2.09 or 3.06 or Exhibit A or any Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

          (3) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

          (4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Appendix I to Exhibit A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Exhibit A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

          (5) if applicable, that such Securities shall not be issued in the form of Initial Securities or Additional Securities, but shall be issued in the form of Private Exchange Securities or Exchange Securities.

          If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the trust indenture supplemental hereto setting forth the terms of the series.

          SECTION 2.02. FORM AND DATING. Provisions relating to the Securities are set forth in Exhibit A, which is hereby incorporated in and expressly made part of this Indenture. The Securities of each series and the Trustee's certificate of authentication shall be substantially in the form of Appendix 1 to Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. Without limiting the generality of the foregoing, Securities offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall include the form of assignment set forth in Appendix I to Exhibit A and Securities offered and sold in offshore transactions in reliance on Regulation S (other than Initial Securities offered on the Issue Date) shall include the form of certificate set forth in Exhibit C. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each series set forth in Appendix I to Exhibit A are part of the terms of this Indenture.

          SECTION 2.03. EXECUTION AND AUTHENTICATION. Two Officers (or one Officer and the Vice President and Secretary of the Company) shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee's own rights, duties, indemnities or immunities under the Securities and this Indenture.

          SECTION 2.04. REGISTRAR, PAYING AGENT AND CALCULATION AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and "Registrar" includes any co-registrar. In addition, the Company shall appoint a Calculation Agent to determine the interest rate on the Securities.

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestic Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or transfer agent. Neither the Company not any of its Subsidiaries or Affiliates may act as Calculation Agent.

          The Company initially appoints the Trustee as Registrar, Paying Agent and Calculation Agent in connection with the Securities.

          SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company or any Guarantor in making any such payment. If the Company or a domestic Wholly-Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a domestic Wholly-Owned Subsidiary) shall have no further liability for the money delivered to the Trustee.

          SECTION 2.06. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA 312(a). If the Trustee is not the Registrar, the Company on its own behalf and on the behalf of each of the Guarantors shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Company and the Guarantors shall otherwise comply with TIA 312(a).

          SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement

Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of Company.

          SECTION 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

          SECTION 2.10. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver cancelled Securities to the Company upon a written direction of the

Company. Except as expressly permitted herein, the Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          If the Company or any Guarantor acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a registration of transfer or exchange of such Securities.

          At such time as all beneficial interests in a Global Security have either been exchanged for definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate borne by the Securities to the extent lawful) in any lawful manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "SPECIAL INTEREST PAYMENT DATE"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "SPECIAL RECORD DATE") for the payment of such defaulted interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.02, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such defaulted interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable.

          The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 2.12. CUSIP, COMMON CODE OR ISIN NUMBERS. The Company in issuing the Securities may use "CUSIP", "Common Code" or "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP", "Common Code" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP", "Common Code" or "ISIN" number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP, Common Code or ISIN number.

          SECTION 2.13. COMPUTATION OF INTEREST. The amount of interest for each day that the Securities are outstanding (the "DAILY INTEREST AMOUNT") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities. The amount of interest to be paid on the Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

          All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (E.G., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

          The interest rate on the Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

          The Calculation Agent will, upon the request of any Holder, provide the interest rate then in effect with respect to the Securities. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantors and the Holders.

                                   ARTICLE III

                                   REDEMPTION

          SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem the Securities pursuant to Section 3.07 hereof, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price and that such redemption is being made pursuant to paragraph 5 of the Securities or Section 3.07 hereof.

          The Company shall give notice to the Trustee provided for in this
Section 3.01 at least 45 days but not more than 60 days before the redemption date if the redemption is pursuant to paragraph 5 of the Securities or at least two Business Days prior to the Special Redemption Date if the redemption is pursuant to Section 3.07 hereof, unless in each case, the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, not more than 60 days prior to the redemption date, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities (or portion thereof) to be redeemed (including CUSIP numbers if any) and shall state:

          (1)     the redemption date;

          (2)     the redemption price;

          (3)     the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

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

          (5) if fewer than all the outstanding Securities are to be redeemed, or if a Security is to be redeemed in part only, the identification and principal amounts of the particular Securities (or portion thereof) to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date, unless the Trustee consents to a shorter period.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a domestic Wholly-Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.07. SPECIAL REDEMPTION. In the event that (i) the Merger Agreement is terminated or (ii) the Transactions are not closed on or before January 31, 2005, (each a "Special Mandatory Redemption Event"), then the Company will redeem the Securities, in whole but not in part, within two Business Days' notice, at a redemption price in cash equal to 100% of the issue price of the Securities plus accrued and unpaid interest to, but excluding, the Special Redemption Date pursuant to the terms of the Floating Rate Notes Escrow Agreement. The "Special Redemption Date" means the second Business Day after the first Special Mandatory

Redemption Event. Any redemption made pursuant to this Section 3.07 shall be made pursuant to the procedures set forth in the Floating Rate Notes Escrow Agreement.

                                   ARTICLE IV

                                    COVENANTS

          SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of, premium and interest on the Securities, in immediately available funds, on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

          The Company and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Subsidiary Guarantees, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities or the Subsidiary Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the United States, the jurisdiction of incorporation of any successor of the Company or any Guarantor or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities, the Subsidiary Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities. The Company or the Guarantors will indemnify the Holders for any such taxes paid by such Holders.

          If the Trustee, in its capacity as Paying Agent, does not receive from the Company an amount sufficient to pay all interest due on the Securities on the first interest payment date (which shall be November 15, 2004) (which amount shall be certified to it by the Company in writing) within three business days of such interest payment date, then the Trustee shall be entitled to draw upon, and shall draw upon, the Letter of Credit in an amount sufficient to pay all such interest and, in its capacity as Paying Agent, shall provide for the payment of all such interest on the first interest payment date (which shall be November 15, 2004) or as promptly as reasonably practicable thereafter in accordance with this Indenture.

          SECTION 4.02. CORPORATE EXISTENCE. Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and corporate power and authority of the Company and each Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such corporate existence and corporate power and authority if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

          SECTION 4.03. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

          (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and

          (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary that could produce a material adverse effect on the consolidated financial condition of the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 4.04. MAINTENANCE OF PROPERTIES. The Company will cause all Properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in every case, as and to the extent that the Company may be prevented by fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or similar causes beyond the control of the Company; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 4.05. LIMITATION ON CONSOLIDATED INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness unless after giving effect to such event on a pro forma basis each of the following conditions are satisfied: (1) the Company's Consolidated EBITDA Ratio for the four (4) full fiscal quarters immediately preceding such event, taken as one period calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period, is greater than or equal to 2.0:1 (such condition not being applicable to the Incurrence of Permitted Indebtedness); and (2) with respect to the Incurrence of Senior Indebtedness, the Company's Senior Leverage Ratio is less than or equal to 3.25 to 1.0 (such condition not being applicable to the Incurrence of Permitted Senior Indebtedness).

          SECTION 4.06. LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, directly or indirectly:

          (a) declare or pay any dividend on, or make any distribution in respect of, any shares of the Company's or any Subsidiary's Capital Stock (excluding dividends or distributions payable in shares of its Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but including dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock (other than dividends on such Redeemable Capital Stock payable in shares of such Redeemable Capital Stock)) held by any Person other than the Company or any of its Wholly-Owned Subsidiaries;

          (b) purchase, redeem or acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly-Owned Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock; or

          (c) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement);

(such payments or any other actions described in (a) through (c) above are collectively referred to as "RESTRICTED PAYMENTS") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution):
(A) no Default or Event of Default shall have occurred and be continuing; (B) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 4.05 and (C) the aggregate amount of all Restricted Payments (other than Restricted Payments permitted by clauses
(v) and (vii) of the next succeeding paragraph) declared or made after January 27, 1999 (including Restricted Payments in connection with the Transactions) does not exceed the sum of:

          (1) (x) Consolidated EBITDA for the Restricted Payments Computation Period minus (y) 2.0 times Consolidated Interest Expense for the Restricted Payments Computation Period;

          (2) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $10.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after January 27, 1999 by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock;

          (3) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $10.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after January 27, 1999 by the Company from debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for such net proceeds plus the aggregate cash received by the Company at the time of such conversion; and

          (4)     $100.0 million.

          Notwithstanding the foregoing limitation, the Company may:

          (i) pay dividends on its Capital Stock within sixty days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the foregoing limitation;

          (ii) acquire, redeem or retire Capital Stock in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (other than Redeemable Capital Stock);

          (iii) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Capital Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); PROVIDED, HOWEVER, that the net proceeds from such sale of Capital Stock will be excluded from clause
     (C)(2) of the preceding paragraph;

          (iv) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 4.05 and that in each case constitutes Refinancing Indebtedness;

          (v)     make cash dividends or loans to Holdings in amounts equal to:

               (a) the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence; and

               (b) an amount not to exceed $3.5 million in any fiscal year to permit Holdings to pay its corporate overhead expenses Incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for both Holdings and the Company;

          (vi) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation plus accrued and unpaid interest in the event of a Change of Control in accordance with provisions similar to Section 4.10 hereof; PROVIDED that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer (as defined in Section 4.10) as provided in such covenant with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer; or

          (vii) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the 2011 Notes at a purchase price not greater than 101% of the principal amount thereof plus accrued and unpaid interest as a consequence of the holders of the 2011 Notes exercising put rights resulting from the Transactions.

          SECTION 4.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a Wholly-Owned Subsidiary of the Company) involving aggregate consideration in excess of $5.0 million unless (A) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or series of transactions in a comparable transaction in an arm's-length dealing with an unaffiliated third party, (B) such transaction or series of transactions is in the best interests of the Company and (C) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $50.0 million, a majority of disinterested members of the Board of Directors determines that such transaction or series of transactions complies with clauses
(A) and (B) above, as evidenced by a Board Resolution.

     (b) Notwithstanding the foregoing limitation, the Company and its Subsidiaries may enter into or suffer to exist the following:

          (i) any transaction pursuant to any contract in existence on the Issue Date;

          (ii) any Restricted Payment permitted to be made pursuant to the provisions of Section 4.06;

          (iii) any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries (provided that no more than 5% of the equity interest in any such Subsidiary is owned, directly or indirectly (other than by direct or indirect ownership of an equity interest in the Company), by any Affiliate of the Company other than a Subsidiary);

          (iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Subsidiaries; and

          (v) the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under the terms of, any agreements that are described in the Offering Memorandum under the headings "Management" and "Certain Relationships and Related Party Transactions" (copies of which descriptions are included in Annex 4.07 to this Indenture) and any amendments thereto; PROVIDED, however, that the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under, any future amendment to such agreements shall only be permitted by this clause (v) to the extent that the terms of any such amendment, taken as a whole, are not more disadvantageous to the holders of the Securities in any material respect than the terms of such agreements in effect on the date of the consummation of the Transactions.

          SECTION 4.08. FUTURE GUARANTORS. After the Issue Date, the Company will cause each Subsidiary which guarantees obligations under the Credit Facility, the Existing Notes or other Indebtedness of the Company or the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, interest and Additional Interest, if any, on the Securities on a senior basis and all other obligations under this Indenture. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, if a Guarantor is released and discharged in full from its obligations under its Guarantees of (1) the Credit Facility and related documentation and (2) all other Indebtedness of the Company and its Subsidiaries, then the Subsidiary Guarantee of such Guarantor shall be automatically and unconditionally released and discharged.

          SECTION 4.09. LIMITATION ON LIENS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries of the Company), whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under this Indenture and the Securities or, in respect of Liens on any Guarantor's property or assets, any Subsidiary Guarantee of such Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

          SECTION 4.10. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "CHANGE OF CONTROL OFFER") to purchase all outstanding Securities at a purchase price equal to 101% (the "CHANGE OF CONTROL PURCHASE PRICE") of their principal amount plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "CHANGE OF CONTROL PAYMENT DATE"). The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change Control Payment Date.

          In the event that the Company makes a Change of Control Offer to purchase the Securities pursuant to this Section 4.10, the Company will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule l4e-1 under, the Exchange Act.

          SECTION 4.11. PROVISION OF FINANCIAL INFORMATION. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and the Securityholders such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; PROVIDED, HOWEVER, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings but shall still be obligated to provide such information, documents and reports to the Trustee and the Securityholders. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.12. STATEMENT AS TO COMPLIANCE. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date hereof (the fiscal year as of the date hereof is the 52/53 week period ending on the Thursday nearest March 31), a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture in accordance with TIA 314(a)(4); PROVIDED that the first such certificate shall be delivered no later than June 29, 2005. For purposes of this Section 4.12, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          When a Default has occurred and is continuing or if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company shall deliver to the Trustee an Officers' Certificate specifying such Default, notice or other action within 10 Business Days of its occurrence.

          SECTION 4.13. WAIVER OF CERTAIN COVENANTS. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.03 to 4.10 and Section 4.11(a), if before the time for such compliance, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall, by written direction of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

          SECTION 4.14. ACTIVITIES OF THE COMPANY. Prior to the consummation of the Merger, the Company will not engage in any activity or enter into any transaction or agreement (including Incurring any Indebtedness other than the Initial Securities, making any Restricted Payments, engaging in any transactions with Affiliates, incurring any Liens or entering into any mergers (other than the Merger) or sales of substantially all of its assets) except to the extent necessary to effectuate the Transactions substantially in accordance with the description of the Transactions set forth in the Offering Memorandum.

          SECTION 4.15. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.16. LIMITATION ON ABILITY OF COMPANY TO RELEASE FUNDS FROM ESCROW. The Company agrees that (i) the terms of the Floating Rate Notes Escrow Agreement shall exclusively control the conditions under which and procedures pursuant to which Collateral (as defined in the Floating Rate Notes Escrow Agreement) can be released and (ii) it will not attempt to have any Collateral (as defined in the Floating Rate Notes Escrow Agreement) released from escrow except in accordance with the Floating Rate Notes Escrow Agreement.

          SECTION 4.17. PAYMENT FOR CONSENT. The Company shall not, and shall not permit any Affiliate or Subsidiary of the Company to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

          SECTION 4.18. DESIGNATION AS "DESIGNATED SENIOR DEBT". Substantially concurrently with, but in any event, no later than one Business Day after the Merger is consummated, the Securities shall be designated as "Designated Senior Debt" as defined in and pursuant to the terms of the indentures relating to the Existing Notes.

                                    ARTICLE V

                                SUCCESSOR COMPANY

          SECTION 5.01. CONSOLIDATION. The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than any Wholly-Owned Subsidiary) or sell, assign, transfer, lease or otherwise dispose of

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all or substantially all of its properties and assets to any Person (other than any Wholly-Owned Subsidiary) or group of affiliated Persons unless at the time and after giving effect thereto:

          (a)     either (A) the Company shall be the continuing corporation or
     (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the "SURVIVING ENTITY") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume all the Obligations of the Company under the Securities and the Indenture,

          (b) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing,

          (c) immediately after giving effect to such transaction on a pro forma basis, except in the case of the consolidation or merger of any Subsidiary with or into the Company, the Company (or the Surviving Entity if the Company is not the continuing corporation) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
     Section 4.05 hereof (determined in either case on a consolidated basis), and

          (d) each Guarantor (unless it is the other party to the transactions above, in which case clause (a)(B) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the Securities and the Indenture and, if applicable, its obligations under any Registration Rights Agreement shall continue to be in effect.

          In connection with any consolidation, merger, transfer or lease contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in the form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for or relating to such transaction have been complied with.

          Notwithstanding the foregoing, the merger of the Company with and into AMC Entertainment Inc. pursuant to the Merger Agreement will be permitted without compliance with this Section 5.01.

          SECTION 5.02. SUCCESSOR SUBSTITUTED. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of the Company under the Securities and this Indenture, with the same effect as if such successor corporation had been named as the Company herein. In the event of any transaction (other than a lease) described and listed in
Section 5.01 in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of the Company, and the Company shall be discharged from all obligations and covenants under the Securities and this Indenture.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

          SECTION 6.01. EVENTS OF DEFAULT. "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any interest (including any Additional Interest) on any Security when it becomes due and payable, and continuance of such default for a period of 30 days;

          (b) default in the payment of the principal of or premium, if any, on any Security at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

          (c)     failure to comply with the requirements of Article Five;

          (d) default in the performance, or breach, of any covenant or warranty of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities then outstanding;

          (e) (A) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Significant Subsidiary, aggregating $5.0 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Significant Subsidiary, aggregating $5.0 million or more, shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled prepayment) prior to the stated maturity thereof;

          (f) any holder of any Indebtedness in excess of $5.0 million in the aggregate of the Company or any Significant Subsidiary shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Significant Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such asset of the Company or any Significant Subsidiary pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Significant Subsidiary or in accordance with applicable law;

          (g) one or more final judgments or orders shall be rendered against the Company or any Significant Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $5.0 million and shall not be discharged and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

          (h) the Company or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

          (1)     commences a voluntary case or proceeding;

          (2) consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

          (3) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (4) makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

          (5) files a petition in bankruptcy or an answer or consent seeking reorganization or relief; or

          (6) consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian; or

          (i) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Significant Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

          (j) a Custodian shall be appointed out of court with respect to the Company or any Significant Subsidiary, or with respect to all or any substantial part of the property of the Company or any Significant Subsidiary; and

          (k) during the period from the Issue Date to the closing of the Transactions, any violation of the covenants in the indentures relating to the Existing Notes.

          "CUSTODIAN" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrate or similar official under any Bankruptcy Law or any other person with like powers. "BANKRUPTCY ORDER" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

          SECTION 6.02. ACCELERATION; RESCISSION AND ANNULMENT. If an Event of Default (other than an Event of Default specified in Section 6.01(h), (i) or
(j)) occurs and is continuing, then and in every such case the Trustee, by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Securities outstanding, by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. If an Event of Default specified in Section 6.01(h), (i) or (j) occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Company will deliver to the Trustee, within 10 days after the occurrence thereof, notice of any default or acceleration referred to in Sections 6.01(d) and 6.01(e).

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay

          (1) all overdue interest (including Additional Interest) on all Securities,

          (2) the principal of (and premium, if any, on) any Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

          (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

          (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 6.01(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default (1) is Indebtedness in the form of an operating lease entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10, or any subsequent pronouncement having similar effect, (2) has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and (3) written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30 day period which has not been cured or waived during such period.

          SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. WAIVER OF PAST DEFAULTS. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security, (ii) a Default arising from a failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.10, or
(iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that subject to Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          1 such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

          2 the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

          3 the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

          The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Securityholders for amounts due and unpaid on the securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest respectively;

          THIRD: to the Company; and,

          FOURTH: the Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to
     Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

          SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

          SECTION 7.01. DUTIES OF TRUSTEE. i) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (a)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article Seven shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

     (h) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

          SECTION 7.02.   RIGHTS OF TRUSTEE. Subject to 315(a)-(d) of the TIA:

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

     (g) The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral (as defined in the Floating Rate Notes Escrow Agreement) or any arrangement or agreement between the Company and any Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral (as defined in the Floating Rate Notes Escrow Agreement) or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral (as defined in the Floating Rate Notes Escrow Agreement) following an Event of Default.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliate with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

          SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. In addition, during the term of the Floating Rate Notes

Escrow Agreement, the Trustee shall provide written notice to the Escrow Agent thereunder upon the occurrence of (i) Default, (ii) Event of Default or (iii) the principal of, premium, if any, and accrued but unpaid interest on the Securities having become immediately due and payable pursuant to Section 6.02 and, in the case of clause (iii), either (x) a court of competent jurisdiction by final and nonappealable judgment having determined that such acceleration of the Securities was appropriate as a result of a bona fide Event of Default hereunder or (y) such acceleration not having been rescinded prior to January 30, 2005, in each case of which the Trustee has actual knowledge

          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with May 15, 2005, and in any event prior to July 15 in each year thereafter, the Trustee shall mail to each Securityholder a brief report dated as of May 15 each year that complies with TIA 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA 313(b) and (c).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee and any predecessor Trustee from time to time such compensation for its services as shall from time to time be agreed to in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expenses or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h),
(i) or (j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

          SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          1  the Trustee fails to comply with Section 7.10;

          2  the Trustee is adjudged bankrupt or insolvent;

          3 a receiver or other public officer takes charge of the Trustee or its property; or

          4  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation

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or banking association without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA 310(b), subject to the penultimate paragraph thereof; PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA 310(b)(1) are met.

          For purposes of this Section 7.10 and clause (i) of the first proviso contained in TIA Section 310(b), the Indenture dated August 18, 2004, among Marquee Holdings Inc. and HSBC Bank USA, National Association providing for the issuance of the 12% Senior Discount Notes dues 2014, the Indenture, dated August 18, 2004, among Marquee Inc. and HSBC Bank USA, National Association providing for the issuance of the 8?% Senior Notes due 2012, the Indenture dated as of January 27, 1999 as amended, among AMC Entertainment Inc. and HSBC Bank USA, National Association as successor to The Bank of New York, providing for the issuance of the 9 1/2% Senior Subordinated Notes due 2011, the Indenture dated as of January 16, 2002, as amended, among AMC Entertainment Inc. and HSBC Bank USA, National Association as successor to The Bank of New York, providing for the issuance of the 9?% Senior Subordinated Notes due 2012 and the Indenture dated as of February 24, 2004, among AMC Entertainment Inc. and HSBC Bank USA, National Association providing for the issuance of the 8% Senior Subordinated Notes due 2014, are hereby deemed to be specifically described.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) either (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article Three and the Company irrevocably deposits or caused to be deposited with the Trustee funds in trust solely for the benefit of the Holders money in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest (including Additional Interest, if any) to the date of maturity or redemption (other than Securities replaced pursuant to Section 2.07); (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (iii) the Company or any Guarantor has paid or caused to be paid all sums payable under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the redemption date, as the case may be, then upon demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) this Indenture shall cease to be of further effect with respect to the Securities and the Trustee shall acknowledge satisfaction and discharge of this Indenture, at the cost and expense of the Company.

     (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("LEGAL DEFEASANCE OPTION") or (ii) its obligations under Section 5.01(c) and Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11(a), and the operation of
Sections 6.01(c) (with respect to a Event of Default due to a failure to meet obligations under Section 5.01(c)), (d), (e), (f) and (g) ("COVENANT DEFEASANCE OPTION"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(d) (with respect to the covenants of Article Four identified in the immediately preceding paragraph and the provisions of 5.01(c)), 6.01(e), (f) or (g).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 4.03, 4.12,
7.07, 7.08, 8.03, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04,
8.05 and 8.06 shall survive.

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

          SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in U.S. Dollars in an amount, or (B) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest (including any Additional Interest) on the outstanding Securities on the Stated Maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to said payments with respect to the Securities. Before such a deposit, the Company may give the Trustee, in accordance with
     Section 3.01 hereof, a notice of its election to redeem all of the outstanding Securities at a future date in accordance with Article Three which notice shall be irrevocable.

          (b) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(h), (i) or (j) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (c) the deposit does not constitute a default hereunder or under any other material agreement binding on the Company;

          (d) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (e) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

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

          (f) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (g) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article Eight have been complied with.

          SECTION 8.03.   APPLICATION OF TRUST MONEY.

          The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

          SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

          SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article Eight; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

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                                   ARTICLE IX

                                   AMENDMENTS

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          1  to cure any ambiguity, omission, defect or inconsistency;

          2  to comply with Article Five;

          3 to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in
Section 163(f)(2)(B) of the Code;

          4 to add Guarantees with respect to the Securities or to secure the Securities;

          5 to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          6 to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

          7 to make any change that does not adversely affect the rights of any Securityholder.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

          (a) change the Stated Maturity of the principal of, or any installment of interest (including Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest (including Additional Interest, if any) thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest (including Additional Interest) thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); or

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          (b)     reduce the amount of, or change the coin or currency of, or impair the right to institute suit for the enforcement of, the Change of Control Purchase Price; or

          (c) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (d)     modify any of the provisions of this Section or Sections 6.04,
     6.07 and 4.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. Such record date shall be a date not more than 30 days prior to the first solicitation of holders generally in connection therewith and no later than the date such solicitation is completed. If a record date is fixed, then notwithstanding the immediately preceding paragraph or
Section 316(c) of the TIA, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

          For all purposes of this Indenture, all Initial Securities, Additional Securities of the same series, Exchange Securities for the same series of Securities and Private Exchange Securities for the same series of Securities shall vote together as one series of Securities under this Indenture.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, in addition to the documents required by Section 11.04 and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                    ARTICLE X

                                    GUARANTEE

          SECTION 10.01. SUBSIDIARY GUARANTEE. Subject to the provisions of this Article Ten, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest, including Additional Interest, if any, on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.07) (all the foregoing being hereinafter collectively called the "GUARANTOR OBLIGATIONS"). Each Guarantor agrees that the Guarantor Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guarantor Obligations. Each Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article Ten notwithstanding any extension or renewal of any Guarantor Obligation.

          Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guarantor Obligations.

          Each Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

          Except as set forth in Section 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal granted; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

          Subject to the provisions of Section 4.08, each Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Subsidiary in compliance with Section 10.03 hereof. Each Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).

          Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Subsidiary Guarantee.

          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

          SECTION 10.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE FOR FUTURE GUARANTORS.

          To further evidence its Subsidiary Guarantee, each Subsidiary and other Person that is required to become a Guarantor hereby agrees to execute a supplement to this Indenture, substantially in the form of Exhibit D hereto, or a Subsidiary Guarantee, substantially in the form of Exhibit E hereto, and deliver it to the Trustee. Such Subsidiary Guarantee or supplement to this Indenture shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          Each of the Guarantors hereby agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Guarantor's Subsidiary Guarantee of such Security shall nevertheless be valid.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

          SECTION 10.03. LIMITATION ON LIABILITY; TERMINATION, RELEASE AND DISCHARGE.

          (a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

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          (b)     In addition, the Company shall not permit any Guarantor to consolidate with or merge with or into any person (other than another Guarantor) and shall not permit the conveyance, transfer or lease of substantially all of the assets of any Guarantor UNLESS:

          (1) the resulting, surviving or transferee Person shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Guarantor under its Subsidiary Guarantee;

          (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

          (4) the transaction is made in compliance with Section 5.01 (other than clause (c) of Section 5.01).

          Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary, such Guarantor will be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee will terminate; PROVIDED, HOWEVER, that (1) the sale or other disposition is in compliance with this Indenture, including Section 5.01 (other than clause (c) thereof); and (2) all the obligations of such Guarantor under the Credit Facility and related documentation and any other obligations of such Guarantor relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

          (c) Each Guarantor shall be deemed released from all its obligations under this Indenture and the Registration Rights Agreement and such Subsidiary Guarantee shall terminate upon the legal defeasance of the Securities pursuant to the provisions of Article Eight hereof.

          (d) Each Guarantor shall be released from its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

          SECTION 10.04. RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.04 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

          SECTION 10.05. NO SUBROGATION. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

          if to the Company:

          Stephan Oppenheimer
          Marquee Inc.
          c/o J.P. Morgan Partners (BHCA), LLC
          1221 Avenue of the Americas, 39th Floor
          New York, NY 10020-1080

          if to the Trustee:

          HSBC Bank USA, National Association
          452 Fifth Avenue
          New York, NY 10018
          Attention of: Corporate Trust

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA 312(b) with other
Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA 312(c).

          SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, other than the authentication of the Initial Securities on the date hereof, the Company shall furnish to the Trustee:

          1 an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          2 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINIONS. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          1 a statement that the individual making such certificate or opinion has read such covenant or condition;

          2 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          3 a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          4 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by, the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 11.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by Holdings, the Company or the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

          SECTION 11.08. LEGAL HOLIDAYS. A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the States of New York or Missouri. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of Holdings, the Company and the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11. SUCCESSORS. All agreements of the Company any each Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12. SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.13. RELIANCE ON FINANCIAL DATA. In computing any amounts under this Indenture: (i) to the extent relevant in computing any amounts under this Indenture the Company shall use audited financial statements of the Company, its Subsidiaries, any Person that would become a Subsidiary in connection with the transaction that requires the computation and any Person from which the Company or a Subsidiary has acquired an operating business, or is acquiring an operating business in connection with the transaction that requires the computation (each such Person whose financial statements are relevant in computing any particular amount, a "RELEVANT PERSON") for the period or portions of the period to which the computation relates for which audited financial statements are available on the date of computation and unaudited financial statements and other current financial data based on the books and records of the Relevant Person or Relevant Persons, as the case may be, to the extent audited financial statements for the period or any portion of the period to which the computation relates are not available on the date of computation; and
(ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of any Relevant Person that are available on the date of the computation.

          SECTION 11.14. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.15. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                          MARQUEE INC.


                                          By: /s/ Matthew Lori
                                             ---------------------------------
                                             Name: Matthew Lori
                                             Title: President


                                          HSBC BANK USA, NATIONAL ASSOCIATION,
                                          as Trustee


                                          By: /s/ Herawattee Alli
                                             ---------------------------------
                                             Name: Herawattee Alli
                                             Title: Assistant Vice President

                                                                   ANNEX 4.07(1)

                                   MANAGEMENT

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

          We have entered into employment agreements with Messrs. Peter C. Brown, Philip M. Singleton, Richard T. Walsh, John D. McDonald and Craig R. Ramsey each dated as of July 1, 2001. Such persons currently receive the following annual salaries pursuant to their employment contracts: Mr. Brown--$728,300; Mr. Singleton--$468,200; Mr. Walsh--$338,200; Mr.
Ramsey--$331,500; and Mr. McDonald--$312,200. The employment agreements also provide for discretionary bonuses, an automobile allowance, reimbursement of reasonable travel and entertainment expenses and other benefits offered from time to time to other executive officers. The employment agreement of Mr. Brown has a term of five years, that of Mr. Singleton has a term of three years and those of Mr. Walsh, Mr. Ramsey and Mr. McDonald have terms of two years. On the anniversary date of each employment agreement, one year is added to its term, so that each employment agreement always has a five-year, three-year or two-year term, as the case may be, as of each anniversary date. Each employment agreement terminates generally without severance if such employee is terminated for cause or upon such employee's retirement or resignation without good reason, each as defined in his employment agreement. We will pay the employee a pro rata portion of the bonus he would otherwise be eligible to receive upon termination by reason of the employee's retirement. If any of Messrs. Walsh, McDonald or Ramsey dies or is terminated without cause or following his disability or terminates his agreement subsequent to specified changes in his responsibilities, annual base salary or benefits following a change of control, each as defined in the agreement, he will be entitled to receive a lump sum cash payment equal to two years annual base salary. If either Mr. Brown or Mr. Singleton dies or is terminated without cause or following his disability or terminates his agreement for good reason or following a change of control, each as defined in the agreement, he will be entitled to receive (i) a lump sum cash payment equal to five times the sum of such employee's then annual base salary and annual bonus such employee would be entitled to receive as if the target level had been obtained and (ii) a cash payment equal to the difference between (a) the value of all vested and unvested stock options granted to the employee which have an exercise price per share less than the closing price per share of our common stock on the date of termination and (b) the exercise price of such options. The amounts payable under these employment agreements, assuming termination by reason of a change of control as of July 1, 2004, were as follows: Mr. Brown--$6,091,500; Mr. Singleton--$2,340,600, Mr. Walsh--$676,400; Mr.
McDonald--$624,400, and Mr. Ramsey--$663,000. The values of outstanding employee stock options that would be payable under these employment agreements, assuming termination by reason of a change of control as of July 1, 2004, were as follows: Mr. Brown-- $809,000 and Mr. Singleton--$333,000. Mr. Brown and Mr. Singleton have each waived their right to termination payments that would otherwise be payable in connection with a change of control as a result of the Merger, subject to (i) our adoption within 60 days following the

----------
(1) Capitalized terms used but not defined herein shall have the meanings set forth in the Offering Memorandum.

consummation of the Merger of a new management stock option plan for approximately 6% of the number of fully-diluted shares of our common stock outstanding as of the date of the Merger and (ii) the opportunity to directly purchase our shares at or around the time of the consummation of the Merger. Mr. Brown and Mr. Singleton will be granted options to purchase approximately 113 and 116, respectively, of the shares initially reserved under the new option plan, at an exercise price equal to the effective per share price paid by the Sponsors in the Merger. Such options will vest 20% per year subject to the executive's continued employment and will vest in full upon consummation of a change of control of us or Holdings. The Merger does not constitute a change of control as defined in the employment agreements of Messrs. Walsh, McDonald or Ramsey.

          As permitted by our 1994 and 1999 stock option and incentive plans, stock options granted to participants thereunder provide for acceleration upon the termination of employment within one year after the occurrence of certain change of control events, whether such termination is voluntary or involuntary, or with or without cause. In addition, the compensation committee may permit acceleration upon the occurrence of certain extraordinary transactions which may not constitute a change of control. The compensation committee may also permit acceleration of awards under the 2003 Long-Term Incentive Plan upon the occurrence of a change of control. The Merger will constitute a change of control under our 1994 and 1999 stock option and incentive plans and accordingly all outstanding options will be cancelled and holders of in-the-money options under these plans will receive cash payments as a result of the Merger. See "Use of Proceeds."

          We maintain a severance pay plan for full-time salaried nonbargaining employees with at least 90 days of service. For an eligible employee who is subject to the Fair Labor Standards Act overtime pay requirements, referred to as a "nonexempt eligible employee," the plan provides for severance pay in the case of involuntary termination of employment due to layoff of the greater of two week's basic pay or one week's basic pay multiplied by the employee's full years of service up to no more than twelve weeks' basic pay. There is no severance pay for a voluntary termination, unless up to two weeks' pay is authorized in lieu of notice. There is no severance pay for an involuntary termination due to an employee's misconduct. Only two weeks' severance pay is paid for an involuntary termination due to substandard performance. For an eligible employee who is exempt from the overtime pay requirements, severance pay is discretionary (at the department head/supervisor level), but will not be less than the amount that would be paid to a nonexempt eligible employee.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

          We seek to ensure that all transactions with related parties are fair, reasonable and in our best interest. In this regard, generally our board of directors or one of our committees reviews material transactions between us and related parties to determine that, in their best business judgment, such transactions meet that standard. We believe that each of these transactions was on terms at least as favorable to us as could have been obtained from an unaffiliated third party. Set forth below is a description of certain transactions which have occurred since April 4, 2003 or which involve obligations that remain outstanding as of April 1, 2004.

          In connection with the Company's 1997 merger with Durwood, Inc., the Company agreed to pay Mr. Stanley H. Durwood's estate any credit amounts arising after March 31, 2000 that result from next tax benefits that the Company realizes from the utilization of alternative minimum tax credit carry-forwards and Missouri operating loss carry-forwards of Durwood, Inc. The maximum amount of credit amounts that could be paid to Mr. Durwood's estate is approximately $1.1 million. As of April 1, 2004, the Company has not realized any of Durwood, Inc.'s net tax benefits on the tax returns it has filed since 1998.

          We lease certain of our theatres from Entertainment Properties Trust ("EPT"). Mr. Peter C. Brown, Chairman of the Board, Chief Executive Officer and President of AMCE was also the Chairman of the Board of Trustees of EPT until May of 2003 at which time his term expired and he did not stand for reelection to the Board of Trustees of EPT. Payments to EPT for rent were approximately $65,000,000 in fiscal 2004.

          During fiscal 2004, we sold the real estate assets associated with three theatres to EPT for an aggregate purchase price of approximately $63.9 million and then leased the real estate assets associated with the theatres from EPT pursuant to non-cancelable operating leases with terms of 20 years at an initial lease rate of 9.5% with options to extend for up to an additional 15 years. The leases are triple net leases that require us to pay substantially all expenses associated with the operation of the theatres, such as taxes and other governmental charges, insurance, utilities, service, maintenance and any ground lease payments.

          On December 23, 2003 and January 29, 2004, we approved payment of legal fees in the amount of $590,000 and reimbursement of other out-of-pocket expenses in the amount of $170,000 on behalf of the initial purchasers of our Series A convertible preferred stock. On November 18, 2003, December 23, 2003 and May 25, 2004, we approved payment of legal fees in the amount of $235,000 on behalf of our Class B stockholder, the Durwood Voting Trust. The costs were incurred in connection with the consideration of a possible business combination between us and Loews Cineplex Entertainment Corporation. On January 22, 2004, we announced that our previously announced discussions with Loews Cineplex Entertainment Corporation relating to a possible business combination have been terminated.

          On April 19, 2001, we entered into an investment agreement and certain related agreements with certain affiliates of Apollo, one of our Sponsors. Pursuant to that agreement, we sold the Apollo affiliates an aggregate of 92,000 shares of Series A convertible preferred stock and 158,000 shares of Series B exchangeable preferred stock. All outstanding Series B exchangeable preferred stock was subsequently exchanged for Series A convertible preferred stock. As of April 19, 2004, the Apollo affiliates owned 94.1% of our Series A convertible preferred stock. Pursuant to our agreements with the Apollo affiliates, we may not take certain corporate actions, including the consummation of the Merger and the issuance of these notes, without the prior consent of Apollo. We refer to these approval rights granted to the Apollo affiliates as the "preferred stock approval rights."

          Apollo has consented to the Merger for purposes of its preferred stock approval rights. See "Apollo and Durwood voting agreements" below. In connection with the Merger, Apollo will receive up to an aggregate amount of cash proceeds for its AMCE shares of approximately (i) $869.8 million if the Merger is consummated on or after October 1, 2004 up to and including December 31, 2004, including $85.7 million attributable to distributions payable to Apollo pursuant to the terms of the Series A convertible preferred stock, and (ii) due to the timing of dividend payments at the end of each calendar quarter for the Series A convertible preferred stock, $855.3 million if the Merger is consummated on or after January 1, 2005 up to and including January 31, 2005, including $71.3 million attributable to distributions payable to Apollo pursuant to the terms of the Series A convertible preferred stock. Additionally, the Sponsors will receive $20.0 million in the aggregate in payment of transaction fees in connection with the Transactions, which are included in "Use of Proceeds." Upon consummation of the Merger, JPMP and Apollo will own a majority, and certain members of management will own a portion, of the voting stock Holdings, and Holdings will own all of our common stock.

          Affiliates of JPMorgan Chase Bank, who are affiliates of JPMP, are an initial purchaser of the notes and have provided commitments with respect to certain of the financings contemplated hereby. See "Summary--The Transactions." In addition, J.P. Morgan Trust Company, National Association, which is an affiliate of JPMP, is acting as escrow agent and securities intermediary in connection with the escrow account described in this offering memorandum and in connection with the Opco Notes, for which it will be paid customary fees.

          For a description of certain employment agreements between us and Messrs. Peter C. Brown, Philip M. Singleton, John D. McDonald, Richard T. Walsh and Craig R. Ramsey, see "Management--Employment Contracts, Termination of Employment and Change of Control Arrangements."

SUBSCRIPTION AGREEMENT

          In connection with the Transactions, JPMP and Apollo entered into a subscription agreement on July 22, 2004 that provided that JPMP and Apollo have committed to contribute approximately $393.5 million and approximately $391.9 million, respectively, to Holdings in exchange for 50.1% and 49.9% of Holdings' common stock, respectively, although these percentages will be reduced once certain members of management purchase common stock of Holdings in amounts to be determined. The agreement provides that we will be prohibited from taking certain significant actions including those related to tax structuring, financing, selection and arrangements for retention of management and regulatory approvals and from taking any action or making any decision relating to the merger agreement without the approval of both Sponsors. The Sponsors also agreed to in good faith to negotiate their rights and obligations with respect to registration rights, tag-along rights, drag-along rights and obligations, transfer restrictions and pre-IPO preemptive rights before consummation of the Merger, but have not done so as of the date of this offering memorandum. We may pay the Sponsors an annual management fee of up to $2.0 million in the aggregate, although no final decision has been made in this regard.

APOLLO AND DURWOOD VOTING AGREEMENTS

          In connection with the Transactions, we entered into voting agreements with Apollo and certain of its affiliates as well as the Durwood Voting Trust. Under each of their respective agreements, Apollo and the Durwood Voting Trust each agreed to vote, with respect to Apollo and its affiliates, their respective shares of common stock, including any common stock received upon the conversion of preferred stock and, with respect to the Durwood Voting Trust, its shares of Class B common stock, in favor of the Merger and related transactions and against any action that Apollo or the Durwood Voting Trust, as the case may be, is aware would result in a breach of the Merger Agreement or would reasonably be expected to result in a failure of a condition to the Merger Agreement. The Company also granted a waiver of certain restrictions under existing agreements, allowing Apollo and other stockholders to convert their shares of preferred stock into common stock immediately prior to the Merger in accordance with the Company's certificate of designations relating to the preferred stock. In addition, pursuant to the Apollo voting agreement, Apollo has consented to the Merger. Both of the Apollo and Durwood voting agreements terminate in the event the Company's Independent Committee or Board of Directors changes its recommendation of the Merger to the shareholders or in the event the Merger Agreement terminates in accordance with its terms. Apollo has also consented to the Merger and the other transactions contemplated by the Merger Agreement for purposes of its "preferred stock approval rights" granted to it pursuant to the April 2001 investment agreement.

TAX SHARING AGREEMENT

          We will enter into a tax sharing agreement with Holdings under which we will make cash payments to Holdings to enable it to pay any (i) Federal, state or local income taxes to the extent that such income taxes are directly attributable to our or our subsidiaries' income and (ii) franchise taxes and other fees required to maintain Holdings' legal existence as well as up to $3.5 million in any fiscal year to permit Holdings to pay its corporate overhead expenses incurred in the ordinary course of business and salaries or other compensation of employees who perform services for both us and Holdings.

                                                                       EXHIBIT A

                         PROVISIONS RELATING TO INITIAL
                       SECURITIES AND EXCHANGE SECURITIES

          I.      DEFINITIONS

          For the purposes of this Exhibit A the following terms shall have the meanings indicated below:

          "ADDITIONAL SECURITIES" means the Senior Floating Rate Notes due 2010, to be originally issued from time to time, excluding Exchange Securities and Private Exchange Securities, in one or more series as provided for in this Indenture.

          "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

          "CLEARSTREAM" means Clearstream Luxembourg, a societe anonyme.

          "DEFINITIVE SECURITY" means a certificated Initial Security or an Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(c).

          "DEPOSITORY" means The Depository Trust Company, its nominees and their respective successors.

          "DISTRIBUTION COMPLIANCE PERIOD", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of
(i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee and (ii) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Securities, it means the comparable 40 consecutive days.

          "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear System.

          "EXCHANGE SECURITIES" means the Senior Floating Rate Notes due 2010 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

          "GLOBAL SECURITIES LEGEND" means the legend appearing under such title on Appendix 1 to this Exhibit A.

          "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "INITIAL PURCHASERS" means J.P. Morgan Securities Inc., Citigroup Global Markets Inc., UBS Securities LLC, BNP Paribas Securities Corp. and Scotia Capital (USA) Inc.

          "INITIAL SECURITIES" means Initial Securities in the aggregate principal amount of $205,000,000 issued on August 18, 2004.

          "NEW SECURITIES" shall have the meaning set forth in Section 1 of the Registration Rights Agreement.

          "PRIVATE EXCHANGE" means the offer by the Company, pursuant to Section 2(f) of the Registration Rights Agreement dated August 18, 2004, or pursuant to any similar provision of any other Registration Rights Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

          "PRIVATE EXCHANGE SECURITIES" means those New Securities to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Rights Agreement.

          "PURCHASE AGREEMENT" means the Purchase Agreement dated August 6, 2004, between the Company and the Initial Purchasers relating to the Initial Securities, or any similar agreement relating to any future sale of Additional Securities by the Company.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "REGISTERED EXCHANGE OFFER" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial or Additional Securities, as the case may be, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated August 18, 2004, between the Company and the Initial Purchasers relating to the Initial Securities, or any similar agreement relating to any Additional Securities.

          "REGULATION S" means Regulation S under the Securities Act.

          "REGULATION S SECURITIES" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

          "RESTRICTED SECURITIES LEGEND" means any of the restricted securities legends set forth in Section 2.3(e)(i) herein.

          "RULE 144A SECURITIES" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

          "SECURITIES" means the Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITIES CUSTODIAN" means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

          "SHELF REGISTRATION STATEMENT" means a registration statement issued by the Company in connection with the offer and sale of Initial Securities, Additional Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

          "TEMPORARY REGULATION S GLOBAL SECURITY" means the securities offered and sold outside the United States in reliance on Regulation S, issued and only available initially in the form of one or more temporary global Securities with such applicable legends as are provided for in Section 2.3(e)(i).

          "TRANSFER RESTRICTED SECURITIES" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in
Section 2.3(e)(i) hereto.

          1.1     OTHER DEFINITIONS

TERM                                                                                       DEFINED IN SECTION
"Agent Members".....................................................................             2.1(b)
"Global Security"...................................................................             2.1(b)
"IAI Global Security"...............................................................             2.1(b)
"Regulation S"......................................................................             2.1(a)
"Regulation S Global Security"......................................................             2.1(b)
"Rule 144A".........................................................................             2.1(a)
"Rule 144A Global Security".........................................................             2.1(b)

          II.     THE SECURITIES

          2.1 FORM AND DATING. (a) The Initial Securities and any Additional Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. Unless registered or exempt from registration under the Securities Act, the Initial Securities and any Additional Securities will be resold, initially only to QIBs in reliance on Rule 144A under the Securities Act ("RULE 144A") and to non-U.S. persons in reliance on Regulation S under the Securities Act ("REGULATION S"). Initial Securities and Additional Securities so issued may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs under Rule 501(a)(1), (2),
(3) or (7) under the Securities Act, subject to the restrictions on transfers set forth herein.

     (b) GLOBAL SECURITIES. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Temporary Regulation S Global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Issue Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Temporary Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent Regulation S Global Security or any Security without a Restricted Securities Legend until the expiration of the Distribution Compliance Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities"; PROVIDED that the term "Global Security" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

     (c) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (d) DEFINITIVE SECURITIES. Except as provided in Section 2.3, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

          2.2     AUTHENTICATION. The Trustee shall authenticate and deliver:
(1) Initial Securities for original issue in an aggregate principal amount of $205,000,000, (2) any Additional Securities, if and when issued pursuant to the Indenture; and (3) the Exchange

Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities or Additional Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either a Treasurer or an Assistant Treasurer or a Secretary or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities, Exchange Securities or Private Exchange Securities.

          2.3 TRANSFER AND EXCHANGE. (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

          (i)     to register the transfer of such Definitive Securities; or

          (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                        (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                        (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

                        (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

     (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the

Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

          (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred
     (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B or
     (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, which certification shall be accompanied by a signed letter substantially in the form of Exhibit C; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

          (c)     TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

          (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Exhibit A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (iv) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities or Additional Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (d) RESTRICTIONS ON TRANSFER OF REGULATION S GLOBAL SECURITY. (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only
(1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in each case, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or
(2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

          (ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e)     LEGEND.

          (i)     Except as permitted by the following paragraphs (ii), (iii),
     (iv) and (v), each certificate evidencing the Global Securities and the Definitive Securities and the Temporary Regulation S Global Security (prior to the expiration of the Distribution Compliance Period) (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED

BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (4), (5) OR (6) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (A) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (C) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.

          Each Definitive Security will also bear the following additional legend:

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

          Prior to the Distribution Compliance Period, each Temporary Regulation S Global Security will also bear the following additional legend:

          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND

CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME AND ONLY
(1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATIONS S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

          BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A GLOBAL TRANSFER RESTRICTED SECURITY ONLY IF
(1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A,
(B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN A GLOBAL TRANSFER RESTRICTED SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION

COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME.

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                  (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the beneficial owner thereof to exchange such Transfer Restricted Security for a beneficial interest in a Global Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) After a transfer of any Initial Securities, Additional Securities or Private Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, Additional Securities or Private Exchange Securities, all requirements pertaining to restricted legends on such Initial Security or such Private Exchange Securities will cease to apply, and a global Initial Security or Private Exchange Security without restricted legends will be available to the transferee of the beneficial interests in such Initial Securities, Additional Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities or Additional Securities pursuant to which certain Holders of such Initial Securities or Additional Securities are offered Exchange Securities in exchange for their Initial Securities, Additional Securities, or Exchange Securities in global form without restrictive legends will be available to Holders or beneficial owners that exchange such Initial Securities or Additional Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities or Additional Securities pursuant to which Holders of such Initial Securities or Additional Securities are offered Private Exchange Securities in exchange for their Initial

     Securities or Additional Securities, as the case may be, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will continue to apply, and Private Exchange Securities in global form with, to the extent required by applicable law, the Restricted Securities Legend set forth in Appendix I hereto will be available to Holders that exchange such Initial Securities or Additional Securities in such Private Exchange.

          (vi) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear any Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

          (f) CANCELLATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g)     OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
     SECURITIES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or registration of transfer pursuant to Sections 3.06, 4.10 and
     9.05 of this Indenture).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

          (h)     NO OBLIGATION OF THE TRUSTEE.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.4     CERTIFICATED SECURITIES.

          (a) Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing under the Indenture or
(iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge (although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith), and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Certificated Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Appendix I hereto.

          (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                      APPENDIX I
                                                                    To EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]
                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                     [Transfer Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE

ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (4), (5) OR (6) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (A) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (C) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.

                         [Definitive Securities Legend]

           IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                [Temporary Regulation S Global Securities Legend]

          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE

SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATIONS S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

          BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A GLOBAL TRANSFER RESTRICTED SECURITY ONLY IF
(1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A,
(B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN A GLOBAL TRANSFER RESTRICTED SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH

TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME.

                       [FORM OF FACE OF INITIAL SECURITY]

                          8 5/8% Senior Notes due 2012

No. R-                                                                 CUSIP No.

          MARQUEE INC., a Delaware corporation, promises to pay to Cede & Co.,
or registered assigns, the principal sum of             Dollars (        ) on
August 15, 2010.

          Interest Payment Dates: February 15, May 15, August 15 and November 15, commencing November 15, 2004.

          Record Dates:  February 1, May 1, August 1 and November 1.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the ___ day of ___, ____.


                                            MARQUEE INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION


HSBC BANK USA, NATIONAL
ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
   ------------------------------------------
   Authorized Officer

     Additional provisions of this Security are set forth on the other side of this Security.

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                       Senior Floating Rate Notes due 2010

          1 INTEREST. (a). Marquee Inc., a Delaware corporation (such corporation, and its successors under the Indenture hereinafter referred to, being herein called the "COMPANY")) organized by Apollo Management L.P. and J.P. Morgan Partners LLC and formed for the purpose of merging with and into AMC Entertainment Inc., promises to pay interest on the principal amount of this Security at the rate and in the manner set forth below. The Company will pay interest quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2004, in immediately available funds. Interest on the Securities will accrue at the rate, reset quarterly, of LIBOR plus 4.25%, as determined by the Calculation Agent, from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be November 15, 2004. Interest from the date of issuance through November 15, 2004 shall accrue at a rate of 5.91% per annum. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

          The amount of interest for each day that the Securities are outstanding (the "DAILY INTEREST AMOUNT") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities. The amount of interest to be paid on the Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

          All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (E.G., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

          The interest rate on the Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

          The Calculation Agent will, upon the request of any Holder, provide the interest rate then in effect with respect to the Securities. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Guarantors and the Holders.

          (b) ADDITIONAL INTEREST. The holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of August 18, 2004, between the Company and the Initial Purchasers named therein (the "REGISTRATION RIGHTS AGREEMENT"). The Additional Interest (as defined in the Registration Rights Agreement), if any, will be payable in cash quarterly in arrears each February 15, May 15, August 15 and November 15, in immediately available funds.

          2    METHOD OF PAYMENT

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1, May 1, August 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

          3    PAYING AGENT, REGISTRAR AND CALCULATION AGENT

          Initially, HSBC Bank USA, National Association, a national banking association (the "TRUSTEE"), will act as Paying Agent, Registrar and Calculation Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestic Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar, but may not act as Calculation Agent.

          4    INDENTURE

          The Company issued the Securities under an Indenture dated as of August 18, 2004 (the "INDENTURE"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are senior unsecured obligations of the Company and can be issued in an initial amount of up to $205,000,000 and additional amounts as part of the same series or new series under the Indenture which are unlimited (subject to Sections 2.01 and 2.10 of the Indenture). The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional indebtedness, pay dividends or make distributions in respect of their capital stock, purchase or redeem capital stock, enter into transactions with stockholders or certain affiliates, create liens or consolidate, merge or sell all or substantially all of the Company's assets, other than in certain transactions between the Company and one or more of its Wholly-Owned Subsidiaries and, prior to the consummation of the merger of Marquee Inc. with and into AMC Entertainment Inc., engage in certain activities. These limitations are subject to significant exceptions. Notwithstanding anything in the

Indenture to the contrary, prior to the consummation of the merger of the Company with and into AMC Entertainment Inc., the Company will be prohibited from engaging in certain activities.

          5    OPTIONAL REDEMPTION

          Except as set forth below in paragraph 6 herein, the Securities may not be redeemed prior to August 15, 2006. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after August 15 of the years set forth below:

PERIOD                                                                 REDEMPTION PRICE
2006................................................................       103.000%
2007................................................................       102.000%
2008................................................................       101.000%
2009 and thereafter.................................................       100.000%

     Prior to August 15, 2006, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED that

     (1) at least 65% of the original aggregate principal amount of the Securities remains outstanding after each such redemption; and

     (2) the redemption occurs within 90 days after the closing of such Equity Offering.

          6    SPECIAL REDEMPTION

          In the event that (i) the Merger Agreement is terminated or (ii) the Transactions are not closed on or before January 31, 2005, (each a "Special Mandatory Redemption Event"), then the Company will redeem the Securities, in whole but not in part, within two Business Days' notice, at a redemption price in cash equal to 100% of the issue price of the Securities plus accrued and unpaid interest to, but excluding, the Special Redemption Date pursuant to the terms of the Floating Rate Notes Escrow Agreement. The "Special Redemption Date" means the second Business Day after the first Special Mandatory Redemption Event. Any redemption made pursuant to this Section 6 shall be made pursuant to the procedures set forth in the Floating Rate Notes Escrow Agreement.

          7    SINKING FUND

          The Securities are not subject to any sinking fund.

          8    NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

          9    REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF
CONTROL

          Upon a Change of Control, the Company will be required to make an offer, subject to certain conditions specified in the Indenture, to repurchase all or any part of the Securities of each Holder at a purchase price equal to 101% of the principal amount of Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

          10   DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

          11   PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of it for all purposes.

          12   UNCLAIMED MONEY

          If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

          13   DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

          14   AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article Five of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (viii) to make any change that does not adversely affect the rights of any Securityholder.

          15   DEFAULTS AND REMEDIES

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

          16   TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

          17   NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          18   AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

          19   ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

          20   GOVERNING LAW

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          21   CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          A Holder of Securities may upon written request and without charge to the Holder receive a copy of the Indenture which has in it the text of this Security. Requests may be made to: Stephan Oppenheimer, Marquee Inc., c/o J.P. Morgan Partners (BHCA), LLC. 1221 Avenue of the Americas, 39th Floor, New York, New York 10020-1080.

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below: I or we assign and transfer this Security to

________________________________________________________________________________
(Print or type assignee's name, address and zip code)


________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D.  No.)

and irrevocably appoint __________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:

Your Signature:

Sign exactly as your name appears on the other side of this Security.

          In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

                               CHECK ONE BOX BELOW

          / / (1) to the Company; or

          / / (2) pursuant to an effective registration statement under the Securities Act of 1933; or

          / / (3) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

          / / (4) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

          / / (5) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that is acquiring at least $250,000 in principal amount of the Securities and that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

          / / (6) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:

                                      Your Signature:
Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $    . The
following increases or decreases in this Global Security have been made:

                                                          PRINCIPAL AMOUNT
                                            AMOUNT OF      OF THIS GLOBAL
                    AMOUNT OF DECREASE     INCREASE IN        SECURITY          SIGNATURE OF
                   IN PRINCIPAL AMOUNT  PRINCIPAL AMOUNT   FOLLOWING SUCH   AUTHORIZED SIGNATORY
                      OF THIS GLOBAL     OF THIS GLOBAL     DECREASE OR        OF TRUSTEE OR
 DATE OF EXCHANGE        SECURITY           SECURITY          INCREASE      SECURITIES CUSTODIAN
------------------ -------------------  ----------------  ----------------  --------------------



                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 (Change of Control) of the Indenture, check the box:
/ /

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount:


          $______________________


Date:                              Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                                 -------------------------------
                                                 Dated:

                                                                       EXHIBIT B

                       Form Of Certificate To Be Delivered
                       In Connection With Transfers To IAI
                       -----------------------------------

Marquee Inc.

In care of

[      ]
[      ]
[      ]

Ladies and Gentlemen:

          This certificate is delivered to request a transfer of $[ ] principal amount of the Senior Floating Rate Notes due 2010 (the "SECURITIES") of Marquee Inc. (the "COMPANY").

          Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

          Name:
                  -----------

          Address:
                   ----------

          Taxpayer ID Number:
                             -----------------

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

          2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("RULE 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.


                                      -------------------------------------
                                      Name:


                                      -------------------------------------
                                      Title:

                                                                       EXHIBIT C

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                       -----------------------------------

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention of: Corporate Trust


          Re: Marquee Inc. ("the Company") Senior Floating Rate Notes due 2010 (THE "SECURITIES")

Ladies and Gentlemen:

          In connection with our proposed sale of $[ ] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

     (1) the offer of the Securities was not made to a person in the United States;

     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
     (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                          --------------------------------------
                                                  Authorized Signature

                                                                       EXHIBIT D

                FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS

          This Supplemental Indenture, dated as of [_______ __], 20__ (this "SUPPLEMENTAL INDENTURE" or "GUARANTEE"), among [NAME OF FUTURE GUARANTOR] (the "SUBSIDIARY GUARANTOR"), Marquee Inc. (together with its successors and assigns, the "COMPANY"), each other then existing Guarantor under the Indenture referred to below, and HSBC Bank USA, National Association, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

          WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 18, 2004 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of Senior Floating Rate Notes due 2010 of the Company (the "SECURITIES");

          WHEREAS, Section 4.08 of the Indenture provides that the Company is required to cause each Subsidiary that Guarantees obligations under the Credit Facility, the Existing Notes or other Indebtedness of the Company or any of its Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Securityholder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 DEFINED TERMS. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "HOLDERS" in this Guarantee shall refer to the term "HOLDERS" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental

Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        AGREEMENT TO BE BOUND; GUARANTEE

          SECTION 2.1 AGREEMENT TO BE BOUND. The Subsidiary Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

          SECTION 2.2 GUARANTEE. The Subsidiary Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article Ten of the Indenture on a senior basis.

                                   ARTICLE III

                                  MISCELLANEOUS

          SECTION 3.1 NOTICES. All notices and other communications to the Subsidiary Guarantor shall be given as provided in the Indenture to the Subsidiary Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

          SECTION 3.2 PARTIES. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

          SECTION 3.3 GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 3.4 RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          SECTION 3.5 TRUSTEE NOT RESPONSIBLE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this [First]

Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

          SECTION 3.6 COUNTERPARTS. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          SECTION 3.7 HEADINGS. The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                             [GUARANTOR],
                                             as a Guarantor

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:
                                                    [Address]


                                             HSBC BANK USA, NATIONAL ASSOCIATION
                                               as Trustee, as Trustee


                                             By:
                                                -----------------------------
                                                Name:
                                                Title:


                                             MARQUEE INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:


                                             AMERICAN MULTI-CINEMA, INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:


                                             AMC REALTY, INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:

                                             AMC ENTERTAINMENT INTERNATIONAL,
                                             INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:


                                             NATIONAL CINEMA NETWORK, INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:


                                             AMC-GCT, Inc.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:

                                             AMERICAN MULTI-CINEMA OF FLORIDA,
                                             INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:

                                             CENTERTAINMENT, INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:

                                             PREMIUM THEATER OF MAYFAIR, INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:

                                             PREMIUM CINEMA OF YORKTOWN, INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:

                                             PREMIUM THEATER OF FRAMINGHAM, INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:

                                             CLUB CINEMA OF MAZZA, INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:

                                             GCT PACIFIC BEVERAGE SERVICES, INC.


                                             By:
                                                -----------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT E

                              SUBSIDIARY GUARANTEE

          Each of the undersigned (the "GUARANTORS") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of August 18, 2004 by and among Marquee Inc., a Delaware corporation, as issuer (the "COMPANY") and HSBC Bank USA, National Association as Trustee (as amended, restated or supplemented from time to time, the "INDENTURE"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Subsidiary Guarantee. Each Holder of the Security to which this Subsidiary Guarantee is endorsed, by accepting such Security, agrees to and shall be bound by such provisions.

                         [Signatures on Following Pages]

          IN WITNESS WHEREOF, each of the Guarantors has caused this Subsidiary Guarantee to be signed by a duly authorized officer.

                                       [              ]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       E-2